REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of TCW Funds, Inc.

In planning and performing our audits of the financial statements of TCW Funds, Inc. (the “Company”) (formerly TCW Galileo Funds, Inc.), including TCW Balanced Fund, TCW Diversified Value Fund (formerly TCW Galileo Diversified Value Fund), TCW Dividend Focused Fund (formerly TCW Galileo Dividend Focused Fund), TCW Equities Fund (formerly TCW Galileo Equities Fund), TCW Focused Equities Fund (formerly TCW Galileo Focused Equities Fund), TCW Growth Equities Fund (formerly TCW Galileo Growth Equities Fund), TCW Growth Insights Fund (formerly TCW Galileo Growth Insights Fund), TCW Large Cap Core Fund (formerly TCW Galileo Large Cap Core Fund), TCW Large Cap Flex Growth Fund, TCW Opportunity Fund (formerly TCW Galileo Opportunity Fund), TCW Select Equities Fund (formerly TCW Galileo Select Equities Fund), TCW Small Cap Growth Fund (formerly TCW Galileo Small Cap Growth Fund), TCW Value Added Fund (formerly TCW Galileo Value Added Fund), TCW Value Opportunities Fund (formerly TCW Galileo Value Opportunities Fund), TCW Money Market Fund (formerly TCW Galileo Money Market Fund), TCW Core Fixed Income Fund (formerly TCW Galileo Core Fixed Income Fund), TCW High Yield Bond Fund (formerly TCW Galileo High Yield Bond Fund), TCW Short Term Bond Fund (formerly TCW Galileo Short Term Bond Fund), TCW Total Return Bond Fund (formerly TCW Galileo Total Return Bond Fund), TCW Asia Pacific Equities Fund (formerly TCW Galileo Asia Pacific Equities Fund), TCW Global Equities Fund, (formerly TCW Galileo Select International Growth Equities Fund), TCW Emerging Markets Equities Fund (formerly TCW Galileo Emerging Markets Equities Fund), and TCW Emerging Markets Income Fund (formerly TCW Galileo Emerging Markets Income Fund), as of and for the year ended October 31, 2006, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.   Accordingly, we express no such opinion.

The management of the Company is responsible for establishing and maintaining effective internal control over financial reporting.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.  A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process, or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected.  A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Company's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).  However, we noted no deficiencies in the Company's internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of October 31, 2006.

This report is intended solely for the information and use of management and the Board of Directors of TCW Funds, Inc. and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ Deloitte & Touche LLP

Los Angeles, California
December 22, 2006